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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT

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
     NAME                                   JURISDICTION OF INCORPORATION          ALSO DOES BUSINESS AS
     ----                                   -----------------------------          ---------------------
Subsidiaries of Registrant:
     CSK Auto, Inc. ("Auto")                            Arizona                 Checker Auto Parts, Kragen Auto
                                                                                Parts, Schuck's Auto Supply

Subsidiaries of Auto:
     CSKAUTO.COM, Inc.                                 Delaware
     Automotive Information Systems,                   Minnesota                Identifix
     Inc.
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